                                                                  EXHIBIT 10.3.2

                                   EXHIBIT C

                             REINSURANCE AGREEMENT

This REINSURANCE AGREEMENT, made and entered into by and between FIRST FINANCIAL LIFE INSURANCE COMPANY ("Life Company"), an Arizona stock life insurance corporation with principal offices at 4830 West Kennedy Boulevard, One Urban Center, suite 595, Tampa, Florida 33609 and SOUTHWESTERN LIFE INSURANCE COMPANY ("SWLIC"), a Texas corporation, with principal offices located at 500 North Akard, Dallas, Texas 75221.

                                  WITNESSETH:

The Life Company and SWLIC mutually agree to reinsure on the terms and conditions set out below. This agreement is solely between the Life Company and SWLIC, and performance of the obligations of each party under this agreement shall be rendered solely to the other party. In no instance shall anyone other than the Life Company or SWLIC have any rights under this agreement.

ARTICLE I. AUTOMATIC REINSURANCE
--------------------------------

1.   Insurance. The Life Company will cede (retrocede) and SWLIC will accept
     ---------
     reinsurance under policies which are written by SWLIC and quota share reinsured to the Life Company under a Modified Coinsurance Agreement whose effective date is January 1, 1987. When the Life Company retains its maximum limit of retention, as shown in Schedule A, attached, the Life Company will retrocede (cede) and SWLIC will accept, automatically, amounts in excess of the Life Company's retention.

     If SWLIC reinsures a portion of the mortality risk on any given individual such that its total retained risk on that individual is less than its maximum retention limit, then the remaining risk will be shared with the Life Company in proportion to SWLIC respective maximum retention limits. For example, if SWLIC has a maximum retention of $500,000 on any given life and it issues a $521,000 policy, of which $500,000 is reinsured with a third party reinsurer, the remaining mortality risk will be shared with the Life Company in direct proportion to the companies' maximum retention limits. The Life Company will keep 50,000/500,000 of the $21,000 retained risk, or $2,100 and SWLIC will keep 450,000/500,000 of the $21,000 retained risk, or $18,900.

2.   Coverages. Life insurance, waiver of premium disability benefit for an
     ---------
     amount not greater than the corresponding life insurance, and benefits under associated riders are exclusively the coverages or risks reinsured automatically under Paragraph 1 (to the extent that limits are specified in Schedule A, attached). The life insurance includes both basic policies and term riders providing life insurance protection.

3.   Regular Limits of Retention. The regular limits of retention detailed in
     ---------------------------
     Schedule A and referred to in this agreement may be modified by the Life Company by thirty (30) days' written notice to SWLIC. The amount of reinsurance to be ceded and accepted automatically after the new limits take effect will be determined by mutual agreement.

4.   Procedures to Effect Reinsurance. SWLIC will notify the Life Company
     --------------------------------
     quarterly of all new policies assumed by the Life Company where the Life Company's quota share of the face amount exceeds the Life Company's retention limit as detailed in Schedule A. These policies will be automatically ceded (retroceded) to SWLIC.

ARTICLE II. LIABILITY
---------------------

1.   Automatic Reinsurance Liability. The liability of SWLIC on any automatic
     --------------------------------
     reinsurance under this agreement begins and ends at the same time as that of the Life Company.

ARTICLE III. AMOUNT OF INSURANCE
--------------------------------

1.   Amounts. Life insurance under this agreement shall be on a Yearly
     -------
     Renewable Term plan for the amount at risk under the policy reinsured. For the purpose of this agreement, the amount at risk shall be defined at the difference between the face amount of reinsurance and the corresponding cash value (taken to the nearest dollar) as of the end of such policy year.

     When the original policy is issued on a level term plan for twenty years or less or on a reducing term plan for any period of years, the reinsurance shall be for the face amount, and cash values, if any, shall be disregarded. If desired, amount at risk may be determined by other methods agreeable to the Life Company and SWLIC. Reinsurance amounts for waiver of premium disability benefit, for additional indemnity for accidental death or death by accidental means, and for benefits under associated riders are on the same basis as the coverages assumed by the Life Company.

2.   Reductions and Terminations. Reinsurance amounts are calculated in terms of
     ---------------------------
     coverages on the life of a person. If any of the Life Company's policies or riders on the person are reduced or terminated, the reinsurance will be reduced or terminated by the corresponding amount. The reduction will not be applied, however, to force the Life Company to reassume more than its regular retention limit at the time of the reduction for age at issue, mortality rating and form of the policy or policies for which reinsurance is being terminated.

3.   Reinstatements. A policy which has been ceded to SWLIC on an automatic
     --------------
     basis, that was reduced, terminated or lapsed, if reinstated will be reinstated automatically to the amount that would be in force had the policy not been reduced, terminated or lapsed.

     In connection with all such reinstatements, the Life Company shall pay SWLIC all reinsurance premiums in arrears with interest at the same rate and in like manner as the Life Company has been credited under its Modified Coinsurance Agreement with SWLIC.

4.   Nonforfeiture Benefits. Reduced paid-up will be treated as a reduction in
     ----------------------
     accordance with Paragraph 2 above. Extended term will be continued on a basis proportionate to the reinsurance risk before the extended term option was effected. Approximations and methods to simplify handling may be agreed upon by the Life Company and SWLIC.

ARTICLE IV. PREMIUMS
--------------------

1.   Life Insurance. Premiums per $1,000 for life insurance rated standard by
     --------------
     age and duration are given in Schedule B. The premiums per $1,000 are applied to the amount of life reinsurance as outlined in Article III.1. When a flat extra premium is charged on a policy, whether alone or in addition to a premium based on a multiple table, the Life Company will pay this premium on the reinsurance amount in addition to the standard or multiple table premium for the rating and plan of reinsurance.

2.   Disability and Payor Benefits. Premiums for waiver of premium disability
     -----------------------------
     benefit and for payor benefit will be paid at the same rate as the Life Company has been credited for the benefit on which reinsurance in SWLIC is based.

3.   Preliminary Term Insurance. If the Life Company issues a policy with
     --------------------------
     preliminary term insurance, the reinsurance premium for the preliminary term period will be paid to SWLIC at the same rate the Life Company has been credited for the policies on which reinsurance in SWLIC is based. This rule applies to all benefits under the preliminary term insurance. For the first policy year after the preliminary term period, the premiums for all benefits will be computed at first year rates.

4.   Payments. Premiums are payable quarterly in advance The Policy fee will be
     --------
     payable prorata each quarter. If reinsurance is reduced, terminated or increased by reinstatement during the quarter, prorata adjustment will be made by SWLIC and the Life Company on all premium items except policy fees.

5.   Procedure. Each calendar quarter SWLIC will send to the Life Company two
     ---------
     copies of a statement of reinsurance due. The statement will show the premium due on new reinsurance effected in the preceding quarter and on existing reinsurance, the prorata adjustments for changes in reinsurance and death claim benefits payable to the Life Company. The Life Company will examine the statement and will return one copy with a check for the balance indicated to SWLIC within a reasonable time. If a balance is due the Life Company, it will be remitted promptly by SWLIC. The Life Company will note to SWLIC any discrepancies and proper adjustment will be made. Except as provided in Article V.3., the payment of reinsurance premiums shall be a condition precedent to the liability of SWLIC under reinsurance covered by this agreement. In the event of nonpayment of reinsurance premiums as provided in this paragraph, SWLIC shall have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears.


6.   Age or Sex Adjustment. If the insured's age or sex was misstated and the
     ---------------------
     amount of insurance on the reinsured's policy is adjusted after his death, the Life company and SWLIC will share the adjustment in proportion to the amount of liability of each at the time of issue of the policies. Premiums will be recalculated for the correct ages and amounts but according to the proportion as above and adjusted without interest. If the insured is still alive, the method above will be used for past years and the amount of reinsurance and premium adjusted for the future to the amount that would have been correct at issue.

ARTICLE V. GENERAL PROVISIONS
-----------------------------

1.   Reinsurance Conditions. The reinsurance is subject to the same limitations
     ----------------------
     and conditions as the insurance under the policy or policies reinsured is based.

2.   Errors and Omissions. It is expressly understood and agreed that if
     --------------------
     nonpayment of premiums within the time specified or failure to comply with any terms of this contract is shown to be unintentional and the result of misunderstanding or oversight on the part of either the Life Company or SWLIC, both the Life Company and SWLIC shall be restored to the positions they would have occupied had no such error or oversight occurred.

3.   Insolvency. All reinsurance under this agreement will be paid by SWLIC
     ----------
     directly to the Life Company, its liquidator, receiver, or statutory successor, on the basis of the liability of the Life Company under the policy or policies reinsured without diminution because of the insolvency of the Life Company. In the event of the insolvency of the Life Company, the liquidator, receiver, or statutory successor of the Life Company will give written notice of pending claim against the Life Company on any policy reinsured within a reasonable time after the claim is filed in the insolvency proceedings. While the claim is pending, SWLIC may investigate and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defenses which it may deem available to the Life Company or its liquidation, receiver, or statutory successor. The expense incurred by SWLIC will be charged subject to court approval, against the Life Company as an expense of liquidation to the extent of a proportionate share of the benefit that accrues to the Life Company as a result of the defenses by SWLIC. Where two or more reinsurers are involved and a majority in interest elect to defend a claim, the expenses will be apportioned in accordance with the terms of the reinsurance agreement as if the expense had been incurred by the Life Company.

ARTICLE VI. RECAPTURE
---------------------

1.   Recapture. If the Life Company increases its limits of retention, it may
     ---------
     make a corresponding reduction in the reinsurance in force under this agreement on all persons where the Life Company has maintained its in limit of retention as detailed in Schedule A. If the direct face amount of a policy being reinsured is greater than $500,000, then no reinsurance shall be reduced under this provision before the end of the tenth policy year of the reinsured's policy, and no reinsurance may be recaptured where the Life Company retained less than its maximum retention in effect at the time the policy was issued.

2.   Method of Recapture. If the Life Company elects to recapture, it will
     -------------------
     notify SWLIC in writing within 90 days from the effective date of its increase in retention. At the next anniversary (or the tenth anniversary, if later) of the reinsured's policy, the reinsurance will be reduced to increase the total retained by the Life Company to its new maximum. Recapture is allowed on only one retention during any twelve month period and the amount of retention detailed in Schedule A. If reinsurance on any policy for any person is reduced under this provision, all must be reduced.

ARTICLE VII. ARBITRATION
------------------------

1.   Agreement. All differences between the Life Company and SWLIC on which an
     ---------
     agreement cannot be reached will be decided by arbitration. The arbitrators will determine the interpretation of the Agreement in accordance with the usual business and reinsurance practices rather than strict technicalities.

2.   Method. Three arbitrators will decide the differences. They must be
     ------
     officers of life insurance companies other than the two parties to this agreement. One of the arbitrators is to be appointed by the Life Company and one by SWLIC, and these who will select a third. If the two are unable to agree on a third, the choice will be left to the President of the American Council of Life Insurance, or its successor.

3.   Effect. The arbitrators are not bound by rules of law. Their decision will
     ------
     be by majority vote and no appeal will be taken from it. The costs of the arbitration will be borne by the losing party unless the arbitrators decide otherwise.

ARTICLE VIII. DURATION OF AGREEMENT
-----------------------------------

1.   Duration of Agreement. This agreement will be effective on and after the
     ---------------------
     effective date stated in Article IX. It is unlimited induration but may be amended by mutual consent of the Life Company and SWLIC. It may be terminated as to new reinsurance by either party giving 90 days' written notice to the other. Termination as to new reinsurance does not affect existing reinsurance. That reinsurance will remain in force until termination of the Life Company's policy or policies on which the reinsurance is based in accordance with the terms of this agreement.

ARTICLE IX. EXECUTION
---------------------

In witness of the above, this agreement is signed in duplicate at the dates and places indicated with an effective date of January 1, 1987.



Date:      27 September, 1991             FIRST FINANCIAL LIFE INSURANCE
       ------------------------------
                                            COMPANIES. INC.


Places:    Tampa, Florida                 By: [SIGNATURE ILLEGIBLE]
         ----------------------------        -------------------------
                                             Title

Witness:  [SIGNATURE ILLEGIBLE]
         ----------------------------


Date:         6/1991                      SOUTHWESTERN LIFE INSURANCE
       ------------------------------
                                            COMPANY


Place:    Dallas, Texas                   By: [SIGNATURE ILLEGIBLE]
        -----------------------------        -------------------------
                                             Title  PRESIDENT

Witness:  /s/ C. DOUGLAS WARD
         ----------------------------
          SR. VICE PRESIDENT--FINANCE

                                  SCHEDULE A

The maximum retention on any one life for FIRST FINANCIAL LIFE INSURANCE COMPANY is $25,000.

SOUTHWESTERN-TEXAS                 UNIVERSAL LIFE                MALE--ALB
                                                                 ---------
                                   SELECT (NONSMOKER)

                                   ZERO FIRST YEAR PREMIUM

                                   NO POLICY FEE

ATTAINED       MONTHLY      ATTAINED    MONTHLY      ATTAINED    MONTHLY     ATTAINED     MONTHLY
  AGE          PREMIUM        AGE       PREMIUM        AGE       PREMIUM       AGE        PREMIUM
    0          0.04417         25       0.06140         50       0.21076        75        2.38152
    1          0.04417         26       0.05698         51       0.23330        76        2.55181
    2          0.04417         27       0.05477         52       0.25894        77        2.74051
    3          0.04417         28       0.05477         53       0.28856        78        2.95836
    4          0.04417         29       0.05654         54       0.32085        79        3.21573

    5          0.04417         30       0.06008         55       0.35489        80        3.52393
    6          0.04417         31       0.06273         56       0.39028        81        3.89835
    7          0.04417         32       0.06405         57       0.42699        82        4.35499
    8          0.04417         33       0.06361         58       0.46681        83        4.91318
    9          0.04417         34       0.06273         59       0.51106        84        5.58887

   10          0.04417         35       0.06228         60       0.56107        85        6.33727
   11          0.04417         36       0.06449         61       0.61507        86        6.99163
   12          0.04417         37       0.06847         62       0.67528        87        7.48220
   13          0.04815         38       0.07377         63       0.74171        88        7.70714
   14          0.05433         39       0.07951         64       0.81347        89        8.06424

   15          0.06140         40       0.08526         65       0.89278        90        8.47150
   16          0.06140         41       0.09277         66       0.98586        91        9.11418
   17          0.06140         42       0.09984         67       1.09760        92       10.14069
   18          0.06140         43       0.10867         68       1.23335        93       11.67121
   19          0.06140         44       0.11839         69       1.39092        94       13.65805

   20          0.06140         45       0.12988         70       1.56146        95       15.91431
   21          0.06140         46       0.14402         71       1.73568        96       19.86317
   22          0.06140         47       0.15905         72       1.90377        97       25.42208
   23          0.06140         48       0.17496         73       2.06396        98       35.37334
   24          0.06140         49       0.19219         74       2.22069        99       44.16666

SOUTHWESTERN-TEXAS              UNIVERSAL LIFE                         MALE-ALB
                                STANDARD

                                ZERO FIRST YEAR PREMIUM

                                NO POLICY FEE

     ATTAINED    MONTHLY     ATTAINED     MONTHLY     ATTAINED     MONTHLY     ATTAINED     MONTHLY
       AGE       PREMIUM       AGE        PREMIUM       AGE        PREMIUM       AGE        PREMIUM
         0       0.05000        25        0.08151        50        0.43582        75        3.27427
         1       0.05000        26        0.07751        51        0.47537        76        3.44669
         2       0.05000        27        0.07551        52        0.51895        77        3.63489
         3       0.05000        28        0.07801        53        0.56854        78        3.85258
         4       0.05000        29        0.08401        54        0.62114        79        4.10945

         5       0.05000        30        0.09202        55        0.67526        80        4.41779
         6       0.05000        31        0.09902        56        0.72938        81        4.79248
         7       0.05000        32        0.10452        57        0.78352        82        5.24851
         8       0.05000        33        0.10702        58        0.84118        83        5.80156
         9       0.05000        34        0.10852        59        0.90336        84        6.46339

        10       0.05000        35        0.11152        60        0.97207        85        7.17427
        11       0.05000        36        0.11953        61        0.05184        86        7.91506
        12       0.05000        37        0.13103        62        1.13866        87        8.47042
        13       0.05450        38        0.14654        63        1.23303        88        8.72506
        14       0.06151        39        0.16354        64        1.33195        89        9.12932

        15       0.06951        40        0.18155        65        1.44145        90        9.59038
        16       0.06951        41        0.19757        66        1.56859        91       10.31794
        17       0.06951        42        0.21407        67        1.71992        92       11.48003
        18       0.06951        43        0.23259        68        1.90301        93       13.21269
        19       0.06951        44        0.25411        69        2.11342        94       15.46194

        20       0.07151        45        0.27763        70        2.33555        95       18.01620
        21       0.07351        46        0.30466        71        2.55433        96       22.48661
        22       0.07551        47        0.33268        72        2.75610        97       28.77971
        23       0.07751        48        0.36372        73        2.93782        98       40.04530
        24       0.07951        49        0.39776        74        3.10700        99       50.00000

SOUTHWESTERN-TEXAS                 UNIVERSAL LIFE              FEMALE-ALB
                                   SELECT (NONSMOKER)

                                   ZERO FIRST YEAR PREMIUM

                                   NO POLICY FEE

ATTAINED       MONTHLY      ATTAINED    MONTHLY      ATTAINED    MONTHLY     ATTAINED     MONTHLY
  AGE          PREMIUM        AGE       PREMIUM        AGE       PREMIUM       AGE        PREMIUM
    0          0.03534         25       0.03534         50       0.14535        75        1.32433
    1          0.03534         26       0.03534         51       0.15551        76        1.45930
    2          0.03534         27       0.03534         52       0.16744        77        1.60589
    3          0.03534         28       0.03534         53       0.18070        78        1.77480
    4          0.03534         29       0.03534         54       0.19529        79        1.97229

    5          0.03534         30       0.03799         55       0.20899        80        2.20510
    6          0.03534         31       0.04108         56       0.22358        81        2.48805
    7          0.03534         32       0.04241         57       0.23949        82        2.82933
    8          0.03534         33       0.04373         58       0.25585        83        3.23719
    9          0.03534         34       0.04461         59       0.27486        84        3.74690

   10          0.03534         35       0.04506         60       0.29652        85        4.32492
   11          0.03534         36       0.04859         61       0.31996        86        4.85200
   12          0.03534         37       0.05257         62       0.34738        87        5.28325
   13          0.03534         38       0.05787         63       0.37656        88        5.54512
   14          0.03534         39       0.06361         64       0.40930        89        5.92736

   15          0.03534         40       0.06979         65       0.44425        90        6.37165
   16          0.03534         41       0.07554         66       0.48628        91        7.00614
   17          0.03534         42       0.08084         67       0.53894        92        7.93772
   18          0.03534         43       0.08747         68       0.60445        93        9.27645
   19          0.03534         44       0.09409         69       0.68591        94       11.00356

   20          0.03534         45       0.10160         70       0.77582        95       12.94239
   21          0.03534         46       0.11044         71       0.87683        96       16.19092
   22          0.03534         47       0.11972         72       0.98054        97       22.24345
   23          0.03534         48       0.12767         73       1.08785        98       33.11840
   24          0.03534         49       0.13695         74       1.20184        99       44.16666

SOUTHWESTERN--TEXAS                UNIVERSAL LIFE              FEMALE--ALB
                                   STANDARD

                                   ZERO FIRST YEAR PREMIUM

                                   NO POLICY FEE

ATTAINED       MONTHLY      ATTAINED    MONTHLY      ATTAINED    MONTHLY     ATTAINED    MONTHLY
  AGE          PREMIUM        AGE       PREMIUM        AGE       PREMIUM       AGE       PREMIUM
     0         0.04000        25        0.04000        50        0.22658        75        1.87484
     1         0.04000        26        0.04000        51        0.24310        76        2.01726
     2         0.04000        27        0.04050        52        0.26161        77        2.18241
     3         0.04000        28        0.04050        53        0.28264        78        2.37235
     4         0.04000        29        0.04100        54        0.30466        79        2.59165

     5         0.04000        30        0.04450        55        0.32868        80        2.84745
     6         0.04000        31        0.04850        56        0.35171        81        3.12823
     7         0.04000        32        0.05101        57        0.37673        82        3.46085
     8         0.04000        33        0.05300        58        0.40277        83        3.88601
     9         0.04000        34        0.05401        59        0.43281        84        4.37010

    10         0.04000        35        0.05551        60        0.46636        85        4.89613
    11         0.04000        36        0.06050        61        0.50392        86        5.49283
    12         0.04000        37        0.06601        62        0.54299        87        5.98103
    13         0.04000        38        0.07351        63        0.58858        88        6.27750
    14         0.04000        39        0.08201        64        0.63517        89        6.71021

    15         0.04000        40        0.09052        65        0.68929        90        7.21319
    16         0.04000        41        0.10001        66        0.75445        91        7.93148
    17         0.04000        42        0.10952        67        0.83015        92        8.98610
    18         0.04000        43        0.12103        68        0.93145        93       10.50164
    19         0.04000        44        0.13303        69        1.04?83        94       12.45686

    20         0.04000        45        0.14654        70        1.18634        95       14.65176
    21         0.04000        46        0.16154        71        1.32090        96       18.32934
    22         0.04000        47        0.17755        72        1.45502        97       25.18126
    23         0.04000        48        0.19406        73        1.58970        98       37.49253
    24         0.04000        49        0.21058        74        1.72897        99       50.00000